UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	56-2356626
(State of Incorporation or Organization)	(I.R.S. Employer
Identification No.)

c/o Boston Capital Corporation
One Boston Place, Suite 2100
Boston, MA 02108-4406	02108-4406
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-108426

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of each Exchange on Which Each Class is to be Registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $.001 par value per share
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                    Description of Registrant’s Securities to be Registered.

Boston Capital Real Estate Investment Trust, Inc. (the “Registrant”) hereby incorporates by reference herein the description of the Registrant’s common stock, $.001 par value per share, appearing under the caption, “Description of Capital Stock” in the prospectus contained in the Registrant’s Registration Statement on Form S-11, as declared effective by the Securities and Exchange Commission on June 22, 2005 (Registration No. 333-108426) and all amendments to such Registration Statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Item 2.                                                           Exhibits.

Exhibit No.	Description

3.1

Articles of Amendment and Restatement of the Registrant (previously filed as Exhibit 3.1 to the Registration Statement on Form S-11 (File No. 333-108426) on June 16, 2005 and incorporated herein by reference.)

3.2	Bylaws of the Registrant (previously filed as Exhibit 3.2 to the Registration Statement on Form S-11 (File No. 333-108426) on June 16, 2005 and incorporated herein by reference.)

3.2(a)	Amendment No.1 to the Bylaws of the Registrant (previously filed as Exhibit 3.1 to the Current Report on Form 8-K on May 5, 2006 and incorporated herein by reference.)

4.1

Form of Common Stock Certificate of the Registrant (previously filed as Exhibit 4.1 to the Registration Statement on Form S-11 (File No. 333-108426) on December 22, 2003 and incorporated herein by reference.)

4.2	Form of Subscription Agreement and Subscription Agreement Signature Page (previously filed as Exhibit B to the Prospectus on April 7, 2006 and incorporated herein by reference.)

4.3

Articles Supplementary Relating to 12.0% Series A Cumulative Non-Voting Preferred Stock of the Registrant (previously filed as Exhibit 4.1 to the Current Report on Form 8-K on February 3, 2006 and incorporated herein by reference.)

10.1

Amended and Restated Share Repurchase Plan, dated as of April 6, 2006 (previously filed as Exhibit 10.8 to the Registration Statement on Form S-11 (File No. 333-108426) on April 7, 2006 and incorporated herein by reference.)

10.2	Amended and Restated Distribution Reinvestment Plan (previously filed as Exhibit 4.1 to the Current Report on Form 8-K on August 4, 2006 and incorporated herein by reference.)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Boston Capital Real Estate Investment Trust, Inc.

Date: April 18, 2007	By:	/s/ Jeffrey H. Goldstein
Jeffrey H. Goldstein
President and Chief Operating Officer